Exhibit (a)(22)
AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
ARTISAN PARTNERS FUNDS, INC.
The undersigned Secretary of Artisan Partners Funds, Inc. (the “Corporation”) hereby certifies that in accordance with Section 180.1002 of the Wisconsin Business Corporation Law and Article IV of the Corporation’s Amended and Restated Articles of Incorporation (the “Restated Articles”), the following Amendment was duly adopted to create the Advisor Shares series of the Artisan Sustainable Emerging Markets Fund and the Investor Shares, Institutional Shares and Advisor Shares series of Artisan International Explorer Fund:
“Article IV is hereby amended by deleting Section A of Article IV in its entirety and replacing it with the following:
‘A.The Corporation is authorized to issue an indefinite number of shares of common stock, $.01 par value per share. Subject to the following paragraph, the authorized shares are classified as follows:
Class	Series	Authorized Number of Shares
Artisan Small Cap Fund	Investor Shares	Indefinite
Artisan Small Cap Fund	Institutional Shares	Indefinite
Artisan Small Cap Fund	Advisor Shares	Indefinite
Artisan International Fund	Investor Shares	Indefinite
Artisan International Fund	Institutional Shares	Indefinite
Artisan International Fund	Advisor Shares	Indefinite
Artisan Mid Cap Fund	Investor Shares	Indefinite
Artisan Mid Cap Fund	Institutional Shares	Indefinite
Artisan Mid Cap Fund	Advisor Shares	Indefinite
Artisan Mid Cap Value Fund	Investor Shares	Indefinite
Artisan Mid Cap Value Fund	Institutional Shares	Indefinite
Artisan Mid Cap Value Fund	Advisor Shares	Indefinite
Artisan International Small-Mid Fund	Investor Shares	Indefinite
Artisan International Small-Mid Fund	Institutional Shares	Indefinite
Artisan International Small-Mid Fund	Advisor Shares	Indefinite
Artisan International Value Fund	Investor Shares	Indefinite
Artisan International Value Fund	Institutional Shares	Indefinite
Artisan International Value Fund	Advisor Shares	Indefinite
Artisan Value Fund	Investor Shares	Indefinite
Artisan Value Fund	Institutional Shares	Indefinite

Artisan Value Fund	Advisor Shares	Indefinite
Artisan Sustainable Emerging Markets Fund	Investor Shares	Indefinite
Artisan Sustainable Emerging Markets Fund	Institutional Shares	Indefinite
Artisan Sustainable Emerging Markets Fund	Advisor Shares	Indefinite
Artisan Global Value Fund	Investor Shares	Indefinite
Artisan Global Value Fund	Institutional Shares	Indefinite
Artisan Global Value Fund	Advisor Shares	Indefinite
Artisan Global Opportunities Fund	Investor Shares	Indefinite
Artisan Global Opportunities Fund	Institutional Shares	Indefinite
Artisan Global Opportunities Fund	Advisor Shares	Indefinite
Artisan Global Equity Fund	Investor Shares	Indefinite
Artisan Global Equity Fund	Institutional Shares	Indefinite
Artisan Global Equity Fund	Advisor Shares	Indefinite
Artisan High Income Fund	Investor Shares	Indefinite
Artisan High Income Fund	Institutional Shares	Indefinite
Artisan High Income Fund	Advisor Shares	Indefinite
Artisan Developing World Fund	Investor Shares	Indefinite
Artisan Developing World Fund	Institutional Shares	Indefinite
Artisan Developing World Fund	Advisor Shares	Indefinite
Artisan Focus Fund	Investor Shares	Indefinite
Artisan Focus Fund	Institutional Shares	Indefinite
Artisan Focus Fund	Advisor Shares	Indefinite
Artisan Global Discovery Fund	Investor Shares	Indefinite
Artisan Global Discovery Fund	Institutional Shares	Indefinite
Artisan Global Discovery Fund	Advisor Shares	Indefinite
Artisan Select Equity Fund	Investor Shares	Indefinite
Artisan Select Equity Fund	Institutional Shares	Indefinite
Artisan Select Equity Fund	Advisor Shares	Indefinite
Artisan Floating Rate Fund	Investor Shares	Indefinite
Artisan Floating Rate Fund	Institutional Shares	Indefinite
Artisan Floating Rate Fund	Advisor Shares	Indefinite
Artisan Emerging Markets Debt Opportunities Fund	Investor Shares	Indefinite

Artisan Emerging Markets Debt Opportunities Fund	Institutional Shares	Indefinite
Artisan Emerging Markets Debt Opportunities Fund	Advisor Shares	Indefinite
Artisan Global Unconstrained Fund	Investor Shares	Indefinite
Artisan Global Unconstrained Fund	Institutional Shares	Indefinite
Artisan Global Unconstrained Fund	Advisor Shares	Indefinite
Artisan Value Income Fund	Investor Shares	Indefinite
Artisan Value Income Fund	Institutional Shares	Indefinite
Artisan Value Income Fund	Advisor Shares	Indefinite
Artisan International Explorer Fund	Investor Shares	Indefinite
Artisan International Explorer Fund	Institutional Shares	Indefinite
Artisan International Explorer Fund	Advisor Shares	Indefinite
The remaining shares shall remain unclassified until action is taken by the Board of Directors pursuant to the following paragraph.’”
This Amendment to the Restated Articles was adopted by the Board of Directors of the Corporation on February 17, 2022 without shareholder approval in accordance with Sections 180.1002(8) and 180.0602(1)(a) and (b) of the Wisconsin Business Corporation Law. Prior to this Amendment, none of the Advisor Shares of the Artisan Sustainable Emerging Markets Fund or the Investor Shares, Institutional Shares or Advisor Shares of Artisan International Explorer Fund have been issued.
Executed this 22nd day of February, 2022.
ARTISAN PARTNERS FUNDS, INC.
By:	/s/ Sarah A. Johnson
Sarah A. Johnson, Secretary
This instrument was drafted by:
Margaret L. Johnson
Godfrey & Kahn, S.C.
833 East Michigan Street, Suite 1800
Milwaukee, Wisconsin 53202